UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) June 13, 2022
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Change and Control Severance Agreements of Certain Named Executive Officers

On June 13, 2022, Quotient Technology Inc. (the “Company”) entered into an agreement amending an existing Change of Control Severance Agreement (each, as amended, a “Change of Control Agreement”) with each of Scott Raskin, the Company’s President, and Connie Chen, the Company’s General Counsel, Compliance Officer and Secretary. Each of Mr. Raskin and Ms. Chen is a “Named Executive Officer” (“NEO”) of the Company, as such term is defined pursuant to the rules and regulations of the Securities and Exchange Commission. The changes to each Change of Control Agreement were approved on June 2, 2022 by the Compensation Committee of the Company’s Board of Directors (the “Committee”), were made for purposes of retaining the NEOs, and were determined in consultation with a third-party compensation consultant.

The enhanced retention-based severance benefits provided under each Change of Control Agreement, as described below, will apply over a three-year period ending on June 6, 2025 (the “Retention Period”), after which the terms of the Change of Control Agreements as in effect prior to June 6, 2022 will resume for the remaining term of the agreements.

Pursuant to each Change of Control Agreement, if the NEO’s employment with the Company is terminated during the Retention Period without “Cause” (as such term is defined in the Change of Control Agreement) and not by reason of death or “Disability” (as such term is defined in the Change of Control Agreement), and additionally in case of Mr. Raskin, if the NEO terminates his employment with the Company during the Retention Period for “Good Reason” (as such term is defined in the Change of Control Agreement), and, in any event, such termination does not occur within six months before or twelve months after a “Change of Control” (as such term is defined in the Change of Control Agreement) of the Company (such period, the “Change of Control Period”), then, if the NEO signs and does not revoke a separation agreement and release of claims in favor of the Company and subject to the terms of the Change of Control Agreement, the NEO will receive the following benefits: (i) a lump-sum payment (less applicable withholding taxes) equal to 200% for Mr. Raskin and 150% for Ms. Chen of the NEO’s annual base salary as in effect immediately prior to the NEO’s termination date (or, in the case of Mr. Raskin, if the termination is due to a resignation for Good Reason based on a material reduction in salary, his annual base salary in effect immediately prior to such reduction); (ii) a lump-sum payment (less applicable withholding taxes) equal to 200% for Mr. Raskin and 150% for Ms. Chen of the NEO’s annual bonus for the year of termination at target level, as in effect immediately prior to the NEO’s termination date (or, in the case of Mr. Raskin, if Mr. Raskin’s bonus target is expressed as a percentage of his annual base salary and his termination is due to a resignation for Good Reason based on a material reduction in base salary, the payment under this clause will be calculated based on Mr. Raskin’s annual base salary in effect immediately prior to such reduction); and (iii) a taxable lump-sum payment (less applicable withholding taxes) in an amount equal to the monthly COBRA premium that the NEO would be required to pay to continue the NEO’s group health coverage in effect on the date of NEO’s termination of employment, multiplied by 24 for Mr. Raskin and 18 for Ms. Chen. In addition, 100% and 50%, respectively, of Mr. Raskin’s and Ms. Chen’s then-outstanding and unvested Equity Awards (as such term is defined in the applicable Change of Control Agreement) subject solely to time-based vesting conditions will become vested in full, and in the case of stock options and stock appreciation rights, will become exercisable. Furthermore, in the event that Mr. Raskin’s termination date occurs during the Retention period, any stock options held by Mr. Raskin as of his termination date will remain exercisable for three years after such date; provided that if the value of a share of the Company’s common stock as of the termination date exceeds the per share exercise price of the stock option, then such option will remain exercisable until the earlier of three years after the termination date and the date on which the option would have expired if his employment had continued through the full term of the option. The performance stock unit awards held by Mr. Raskin that were granted in 2021 and 2022 will vest at the target level of performance. In the case of all other performance-vested Equity Awards held by Mr. Raskin and Ms. Chen, all such performance goals and other vesting criteria shall be treated as set forth in the underlying award agreement.

Additionally, pursuant to the terms of the Change of Control Agreement, if the NEO’s employment with the Company terminates during the Retention Period either due to a termination by the Company without Cause and not by reason of death or Disability or by the NEO for Good Reason, and, in any event, such termination also occurs during the Change of Control Period, then, if the NEO signs and does not revoke a separation agreement and release of claims in favor of the Company and subject to the terms of the Change of Control Agreement, the NEO will receive the following benefits: (i) a lump-sum payment (less applicable withholding taxes) equal to 200% for Mr. Raskin and 150% for Ms. Chen, of the NEO’s annual base salary as in effect immediately prior to the NEO’s termination date (or, if the termination is due to a resignation for Good Reason based on a material reduction in salary, the NEO’s annual base salary in effect immediately prior to such reduction) or, if greater, at the level in effect immediately prior to the Change of Control; (ii) a lump-sum payment (less applicable withholding taxes) equal to 200% for Mr. Raskin and 150% for Ms. Chen of the NEO’s annual bonus for the year of termination at target level, as in effect immediately prior to the NEO’s termination date (or, if the NEO’s bonus target is expressed as a percentage of the NEO’s annual base salary and the NEO’s termination is due to a resignation for Good Reason based on a material reduction in base salary, the payment under this clause will be calculated based on the NEO’s annual base salary in effect immediately prior to such reduction), or if greater, at the level in effect immediately prior to the Change of Control; and (iii) a taxable lump-sum payment (less applicable withholding taxes) in an amount equal to the monthly COBRA premium that the NEO would be required to pay to continue the NEO’s group health coverage in effect on the date of the NEO’s termination of employment, multiplied by 24 for Mr. Raskin and 18 for Ms. Chen. In addition, 100% of the NEO’s then-outstanding and unvested Equity Awards (as such term is defined in the Change of Control Agreement) will become vested in full, and in the case of stock options and stock appreciation rights, will become exercisable; provided that in the case of any Equity Awards which are subject to performance-based vesting, all such performance goals and other vesting criteria shall be treated as set forth in the underlying award agreement. In addition, any stock options held by Mr. Raskin as of his termination date will remain exercisable for three years after such date; provided that if the value of a share of the Company’s common stock as of the termination date exceeds the per share exercise price of the stock option, then such option will remain exercisable until the earlier of three years after the termination date and the date on which the option would have expired if his employment had continued through the full term of the option.

Approval of New Equity Grants to Certain Named Executive Officers

On June 2, 2022, the Committee approved new equity grants to each of Mr. Raskin and Ms. Chen. Per the Company’s policy for new equity grants, which is that such grants be made on the first day of the month following the Committee’s approval of the grant, the new grants will be made on July 1, 2022. The Committee approved the grants for employee retention purposes, and the grant amounts to be awarded to each NEO were determined in consultation with a third-party compensation consultant. The equity grants to be made to Mr. Raskin consist of (i) a restricted stock unit award (“RSU”) in the amount of 178,500 shares, with vesting of the RSU to occur in 48 equal monthly installments following the vesting commencement date of July 1, 2022, and (ii) a stock option award in the amount of 375,000 shares, with the option exercise price to be the closing price of the Company’s common stock on the July 1, 2022 grant date and with vesting of the stock option to occur in 48 equal monthly installments following the vesting commencement date of July 1, 2022. The equity grants to be made to Ms. Chen consist of (i) a RSU award in the amount of 75,000 shares, with vesting of the RSU to occur in 48 equal monthly installments following the vesting commencement date of July 1, 2022, and (ii) a stock option award in the amount of 150,000 shares, with the option exercise price to be the closing price of the Company’s common stock on the July 1, 2022 grant date and with vesting of the stock option to occur in 48 equal monthly installments following the vesting commencement date of July 1, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: June 13, 2022